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                                                                    EXHIBIT 23.3


                           CONSENT OF ARTHUR L. THOMAS

     The undersigned hereby consents to being named, in the Post-Effective Amendment to the Registration Statement on Form S-20 of The Options Clearing Corporation, as about to become a director of The Options Clearing Corporation.

Dated: March 10, 2001

                                             /s/ Arthur L. Thomas
                                            ----------------------------
                                                Arthur L. Thomas